Exhibit 99.1

Duke Robotics Announces 25-for-1 Reverse Stock Split

Reverse Split Intended to Increase Per-Share Trading Price; May Support a Potential Exchange Uplisting

Following the Reverse Stock Split, the Company's ticker symbol on the OTCQB is expected to trade under the symbol DUKRD for 20 trading days

Fort Lauderdale, FL, March 5, 2026 -- Duke Robotics Corp. (OTCQB: DUKR) (“Duke Robotics” or the “Company”), a leader in advanced robotics and drone-based solutions for civilian and defense markets, today announced that a reverse stock split of the Company’s issued and outstanding common shares, par value $0.0001 per share (the “Common Stock”) at a ratio of 25-for-1 (the "Reverse Stock Split") is expected to be implemented at market open on March 6, 2026. The Company's Common Stock will begin trading on the OTCQB on a post-split basis at the market open on March 6, 2026. Following the Reverse Stock Split, the Company's ticker symbol on the OTCQB is expected to trade under the symbol DUKRD for 20 trading days, in accordance with OTC Marketplace rules.

The Reverse Stock Split was approved by the Company’s Board of Directors and by the Company’s stockholders. The primary purpose of the Reverse Stock Split is to increase the per-share market price of the Company’s Common Stock, which is intended to support a potential uplisting to a national securities exchange, subject to the Company meeting applicable listing requirements.

The Company will trade under a new CUSIP Number, 903448207. The Reverse Stock Split will become effective upon the filing of a Certificate of Change with the Secretary of State of Nevada.

After giving effect to the Reverse Stock Split of the Company’s Common Stock, each twenty-five (25) Common Stock will be combined into one (1) Common Stock, such that the Company’s 56,302,147 Common Stock outstanding will be reduced to approximately 2,252,086 Common Stock outstanding, subject to the treatment of fractional shares. The total number of authorized Common Stock will not be reduced and will remain at 350,000,000 shares following the effectiveness of the Reverse Stock Split. No fractional shares will be issued as a result of the Reverse Stock Split as any fractional stock resulting from the Reverse Stock Split will be rounded up to the nearest whole stock on a per stockholder basis.

The Reverse Stock Split is not expected to change any stockholder’s proportional ownership interest, except for minimal effects that may result from the treatment of fractional shares. Registered stockholders holding shares in book-entry form need not take any action, and stockholders holding shares through a broker or nominee should contact their broker or nominee with any questions. Proportionate adjustments will be made to the exercise prices and the number of shares underlying the Company’s outstanding options, warrants and other equity-based awards, in accordance with their terms.

Equiniti Trust Company, LLC, will act as the exchange agent for the Reverse Stock Split. Please contact Equiniti Trust Company, LLC for further information at 919-744-2722.

About Duke Robotics

Duke Robotics Corp. (OTCQB: DUKR) develops advanced stabilization and autonomous robotic drone systems for both civilian and defense markets. The Company’s Insulator Cleaning Drone (IC Drone) is a first-of-its-kind, drone-enabled system for cleaning and monitoring high-voltage electric utility insulators. Leveraging Duke’s technologies, the IC Drone provides a safer, more efficient, and cost-effective alternative method. In defense, through a collaboration agreement with Elbit Systems Land Ltd. (“Elbit”), the Bird of Prey weapons drone system is an agile, fully stabilized remote weapon system designed for non-line-of-sight and stand-off engagements, marketed by Elbit under the brand name Bird of Prey (formerly known as TIKAD). For additional Company information, please visit https://dukeroboticsys.com and follow us on Twitter (X) and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements. Words such as "future" and similar expressions, or future or conditional verbs such as "will," are intended to identify such forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on our beliefs, assumptions, and information currently available to us. For example, the Company uses forward-looking statements when discussing the expected timing and effects of the Reverse Stock Split, including when the Company’s Common Stock is expected to begin trading on a split-adjusted basis, the anticipated impact of the Reverse Stock Split on the market price of the Company’s Common Stock, and the Company’s plans regarding a future potential uplisting to a national securities exchange, subject to the Company meeting applicable listing requirements. Our actual results may differ materially from those expressed or implied due to known or unknown risks and uncertainties. These include, but are not limited to, risks related to the successful market adoption of our technologies, the continued development and refinement of our technology, our ability to effectively collaborate with Elbit Systems, fluctuations in foreign currency exchange rates, operational challenges associated with marketing activities in new markets, economic conditions that may affect defense spending and infrastructure investment, geopolitical factors that could impact business operations, regulatory challenges in various regions, and competition from technological advances. For additional information on these and other risks and uncertainties, please see our filings with the Securities and Exchange Commission, including the discussion under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and any subsequent filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Company Contact:
Duke Robotics Corp.
Yossef Balucka, CEO
invest@dukeroboticsys.com

Capital Markets & IR:
Arx Investor Relations
North American Equities Desk
duke@arxhq.com